Exhibit 23.5

Consent of Independent Certified Public Accounting Firm

The E.W. Scripps Company
Cincinnati, Ohio
We hereby consent to the incorporation by reference in the Prospectus constituting a part of Amendment #1 of this Registration Statement of our report dated August 28, 2014, relating to the condensed combined financial statements of WKBW-TV and WMYD-TV, appearing in the Company’s Form 8-K/A filed August 29, 2014.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP

BDO USA, LLP
Atlanta, Georgia
December 23, 2014